Exhibit 23.1







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
DataLogic International, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statement of DataLogic International, Inc. on Form S-8 (File No. 333-126130) of our report, dated June 27, 2006, appearing in this Annual Report on Form 10-KSB/A of DataLogic International, Inc. for the year ended December 31, 2005.



                                              /s/ Corbin & Company LLP
                                              CORBIN & COMPANY, LLP

Irvine, California
August 15, 2006